EXHIBIT 23.1


                        CONSENT OF INDEPENDENT ACCOUNTANT

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 related to the Stock Option Incentive Plan, 1991 Non-Statutory Stock Option Plan and the 1992 Non-Employee Director Plan (Commission File No. 33-94524) and on Form S-3 relating to the registration of 1,061,734 shares of common stock (Commission File No. 33-86292) of our report dated January 19, 2001 (January 23, 2001, as to Note 5) with respect to the financial statements of MedAmicus, Inc., included in this annual report on Form 10-KSB for the year ended December 31, 2000.


                                        McGLADREY & PULLEN, LLP



Minneapolis, Minnesota
March 9, 2001